Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 234 to Registration Statement No. 333-148826 on Form N-1A of our report dated January 29, 2015, relating to the financial statements and financial highlights of Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, Global Commodity Equity ETF, U.S. Equity High Volatility Put Write Index Fund, Janus Velocity Volatility Hedged Large Cap ETF (formerly known as VelocityShares Volatility Hedged Large Cap ETF), Janus Velocity Tail Risk Hedged Large Cap ETF (formerly known as VelocityShares Tail Risk Hedged Large Cap ETF), Barron’s 400 ETF, ALPS International Sector Dividend Dogs ETF, ALPS Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Sprott Gold Miners ETF, Workplace Equality Portfolio, and ALPS Stoxx Europe 600 ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended November 30, 2014, and to the references to us under the headings “Fund Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 30, 2015